If you require assistance in
completing the order form,            [GRAPHIC OMITTED]
just call 1-800-776-4001.

                              investor order form
                        (Place in the prepaid envelope)

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INVESTOR: Please indicate your investment order below. Fill in all terms and amounts.
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Investment Notes
Enclosed is my check for the purchase of an American Business Financial Services, Inc., Investment Note(s). ($1,000 minimum per note.)

Please check one of the following interest payment options:

[ ]  Compound interest daily and pay at maturity.
     If no interest option is checked, interest will be compounded daily and paid at maturity.

[ ] Compound interest daily and pay interest by check. (on maturities of 12 months or longer)
     [ ] Monthly    [ ] Quarterly    [ ] Semi-Annually    [ ] Annually

I have indicated below the amount I wish to invest for each term selected:
(Notes purchased at 18 months or longer are entitled to Bonus basis-points)

                                                        + BONUS .25%
Term _____________________________  Amount $_______________  [ ]
Term _____________________________  Amount $_______________  [ ]
Term _____________________________  Amount $_______________  [ ]
Term _____________________________  Amount $_______________  [ ]

The TOTAL Amount of my INVESTMENT NOTE Purchase is: $_____________ Rates established at the date of purchase and set forth in the current Prospectus and Rate Supplement and fixed until maturity.

Money Market Notes

Enclosed is my check for the purchase of American Business Financial Service, Inc. Investment Money Market Note(s). Initial Rate is established at the date of purchase and is calculated as set forth in the current prospectus.

The TOTAL Amount of my MONEY MARKET NOTE Purchase is $____________ (minimum $1,000)

--------------------------------------------------------------------------------
INVESTOR: Please print all information below to complete your order.
--------------------------------------------------------------------------------

Registration Information
Registered Owner _______________________________________  SSN/EIN _____________________________
Telephone Number (___)__________________________________  Date of Birth _______________________
Street Address_________________________________________________________________________________
City ____________________________________________________ State _______________ Zip ___________
Second Joint Owner (if applicable)_______________________ SSN _________________________________
Beneficiary Name ________________________________________ Beneficiary SSN _____________________
Custodian's Name (Only one allowed by Law) ____________________________________________________
Minor's Name ____________________________________________ Minor's SSN _________________________
Under the Uniform Gifts to Minors Act

Signature Verification
Under penalties of perjury, I certify that:

1. The social security number show on this form is correct.
2. I have received the prospectus and understand that American Business Financial Services, Inc., Investment Note(s) and Money Market Note(s) are not bank savings or deposit accounts and are not insured by the U.S. Government or any instrumentality thereof.
3. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. Only cross out subpart (3) if you are subject to backup withholding.

Signature of Registered Owner_______________________________ Date _____________

Joint Signature (if applicable)_____________________________ Date _____________

Payment Instructions
Make your checks payable to: American Business Financial Services, Inc. BalaPointe Office Centre o 111 Presidential Boulevard o Bala Cynwyd, PA 19004

Frequently asked questions about
ABFS Investment Notes and
Money Market Notes . . .

Question
What are American Business Financial Services, Inc. (ABFS) Investment Notes and Money Market Notes ("Notes")?

Answer
ABFS Investment Notes and Money Market Notes ("Notes") are unsecured subordinated promissory notes issued by American Business Financial Services, Inc., a financial services holding company. ABFS Notes represent debt obligations of American Business Financial Services, Inc.

Question
Are these Notes insured or guaranteed?

Answer
The Notes are not certificates of deposit or insured by the FDIC or any other governmental or private entity. ABFS relies on revenues from loan sales, working capital, additional debt financing, and securitization transactions to repay principal and interest on ABFS Notes.

Question
Why should I consider including ABFS Notes in my investment portfolio?

Answer
ABFS Notes pay competitive rates when compared to other investments of similar risks and maturities. The Notes also offer flexibility to choose from a selection of terms and interest payment options. With Investment Notes, you have the opportunity to earn high fixed rates and eliminate the risk of market fluctuations that may affect your principal or interest rate. Our Money Market Notes provide a higher degree of liquidity in a variable rate investment.

ABFS Notes are subject to the risks associated with any uninsured subordinated investment.

Question
What are the investment requirements?

Answer
ABFS Notes are offered at a minimum of $1,000. However, you can invest $3,000, $5,000, $10,000, or any amount you wish. You may select terms from 3 months to 10 years. Our Money Market Notes have no stated maturity. You have the flexibility to choose the amount and the term that best meet your investment needs.

The enclosed Prospectus and Rate Supplement describe our Investment Notes, Money Market Notes, and Company in considerable detail. Please read the material in order to make any informed decisions.

Question
Can I invest in ABFS Investment Notes through my IRA, KEOGH, or SEP?

Answer
You can invest in ABFS Investment Notes through IRAs, Keoghs, Seps, and other qualified plans. You may use your current trustee or custodian if they permit. Money Market Notes are not eligible for IRAs or Keoghs. You may wish to consult a financial advisor and should review the risk factors before making such an investment.

Frequently asked questions about
ABFS Investment Notes and
Money Market Notes. . .

Question
Can my interest be used to supplement my income?

Answer
Yes. You may select to have your interest sent to you monthly, quarterly, semi-annually, or annually on Investment Notes with maturities of 12 months or longer...or you may want to take advantage of the power of compound interest and leave your interest until maturity.

Question
May I redeem my ABFS investment note before maturity?

Answer
Redemptions will be permitted prior to maturity only in the event of death or, in certain cases, total permanent disability of a registered owner. Money Market Notes may be redeemed at any time.

Question
What fees or commissions will I pay?

Answer
Absolutely none. There are no fees and no commissions. You pay nothing extra and nothing is deducted. This means every dollar of your investment is earning interest for you. An annual maintenance fee may be charged by the custodian for IRA/KEOGH/SEP accounts.

Question
How do I invest?

Answer
It's easy. After reading the Prospectus and Rate Supplement, simply complete and sign the appropriate Investor Order Form. Please be certain to indicate how long you wish to invest and how often you want to receive your interest. Finally, return the Investor Order Form along with your check, payable to American Business Financial Services, Inc., in the self-addressed stamped envelope provided. You also have the option of making an investment online. Visit our website at ABFSonline.com to learn more about our investment notes.




This brochure is neither an offer to sell nor a solicitation of an offer to buy securities. Such an offer can only be made by Prospectus accompanied by a current Rate Supplement. Investments should be considered only after a careful review of all risk factors contained in the Prospectus.

               AMERICAN BUSINESS FINANCIAL SERVICES, INC. (ABFS)
          PROVIDES FINANCIAL PRODUCTS AND SERVICES TO INDIVIDUALS AND
                 BUSINESSES THROUGH OUR SPECIALIZED COMPANIES.

              ABFS operates through our financial organizations:

                               [GRAPHIC OMITTED]

Our business loan company has helped many small businesses realize their full potential with loans ranging from $15,000 to $350,000. With our network of highly trained sales professionals, ABC does business in the Northeast, Mid-Atlantic, and Southeast regions. Real estate collateral is required.

                               [GRAPHIC OMITTED]

NJMIC has built its reputation in the direct-to-broker lending business by delivering first and second mortgages quickly and easily. As a recognized industry leader in lending to people with past or even present credit problems, we offer a loan program for every type of borrower. NJMIC has retail branches in Delaware, Florida, Maryland, New Jersey, New York, Ohio, and Pennsylvania.

                               [GRAPHIC OMITTED]

Upland Mortgage offers first and second mortgages personalized to suit the needs of our customers. We make loans to customers with perfect and less-than-perfect credit for debt consolidation, home improvement, and a variety of other consumer needs. Upland conducts business in the Northeast, Mid-Atlantic, and Southeast regions with retail branches in Florida, Georgia, Maryland, Mississippi, New Jersey, Pennsylvania, Tennessee, and Virginia. Upland Mortgage offers an easy application process and some of the most competitive rates around.

                               [GRAPHIC OMITTED]

The Processing Service Center, Inc. and the Bank Alliance Program(R) brings success to client banks by increasing loan volume, thus generating fee income and gaining additional CRA credit. PSC does this simply by adding a sub-prime home equity loan product alternative to the banks existing product mix. The transaction is transparent to bank customers.

                           For more information, call
                                 1-800-776-4001

                               [GRAPHIC OMITTED]

             BalaPointe Office Centre o 111 Presidential Boulevard,
                       Suite 215 o Bala Cynwyd, PA 19004

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 AMERICAN BUSINESS FINANCIAL SERVICES, INC. IS A NASDAQ LISTED COMPANY (ABFI).
--------------------------------------------------------------------------------

An offer can only be made by the Prospectus delivered in conjunction with a Rate Supplement. See "Risk Factors" for a discussion of certain factors which should be considered in connection with an Investment in the Notes. *The Effective Annual Yield assumes all interest reinvested daily at the stated rate. The interest rate paid on the Money Market Notes is subject to change from time to time at the Company's sole discretion provided that such rate shall not be reduced below 4.0% per year. Written notice of any decrease in rate will be provided to holders of such notes at least 14 days prior to the effective date of the change. No notice will be provided in connection with an increase in the interest rate paid on such notes.

GO6285 PW